Exhibit 21.1

Hanesbrands Inc.

Set forth below is a list of subsidiaries that will be transferred by Sara Lee Corporation and its subsidiaries to Hanesbrands Inc. in connection with the spin off. Unless otherwise indicated, all of the subsidiaries listed below will be wholly owned subsidiaries of Hanesbrands Inc. and will be owned directly by either Hanesbrands Inc. or by wholly owned subsidiaries of Hanesbrands Inc.

U.S. SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Formation
BA International, LLC	Delaware
Bali Foundations, Inc.	Delaware
Caribesock, Inc.	Delaware
Caribetex, Inc.	Delaware
CASA International, LLC	Delaware
Ceibena Del, Inc.	Delaware
Hanes Menswear, LLC	Delaware
Hanes Puerto Rico, Inc.	Delaware
HBI Branded Apparel Limited, Inc.	Delaware
HBI Branded Apparel Enterprises, LLC	Delaware
HBI Playtex BATH LLC	Delaware
HBI International, LLC	Delaware
HBI Sourcing, LLC	Delaware
Inner Self, LLC	Delaware
Jasper-Costa Rica, LLC	Delaware
National Textiles, LLC	Delaware
NT Investment Company, Inc.	Delaware
Playtex Dorado, LLC	Delaware
Playtex Industries, Inc.	Delaware
Playtex Marketing Corporation (50% owned)	Delaware
Sara Lee Direct, LLC (to be renamed Hanesbrands Direct, L.L.C.)	Colorado
Sara Lee Distribution, Inc. (to be renamed Hanesbrands Distribution, Inc)	Delaware
Seamless Textiles, LLC	Delaware
UPCR, Inc.	Delaware
UPEL, Inc.	Delaware

NON-U.S. SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Formation
Allende Internacional S. de R.L. de C.V.	Mexico
Bali Dominicana Textiles, S.A.	Panama/DR
Bal-Mex S. de R.L. de C.V.	Mexico
Canadelle Holdings Corporation Ltd.	Canada
Canadelle LP	Canada

Cartex Manufacturera S. A.	Costa Rica
Caysock, Inc.	Cayman Islands
Caytex, Inc.	Cayman Islands
Caywear, Inc.	Cayman Islands
Ceiba Industrial, S. de R.L.	Honduras
Champion Products S. de R.L. de C.V.	Mexico
Choloma, Inc.	Cayman Islands
Confecciones Atlantida S. de R.L.	Honduras
Confecciones de Nueva Rosita S. de R.L. de C.V.	Mexico
Confecciones El Pedregal Inc.	Cayman Islands
Confecciones El Pedregal S.A. de C.V.	El Salvador
Confecciones Jiboa S.A. de C.V.	El Salvador
Confecciones La Caleta, Inc.	Cayman Islands
Confecciones La Herradura S.A. de C.V.	El Salvador
Confecciones La Libertad, S.A. de C.V.	El Salvador
DFK International Ltd.	Hong Kong
Dos Rios Enterprises, Inc.	Cayman Islands
Hanes Caribe, Inc.	Cayman Islands
Hanes Choloma, S. de R. L.	Honduras
Hanes Colombia, S.A.	Colombia
Hanes de Centro America S.A.	Guatemala
Hanes de El Salvador, S.A. de C.V.	El Salvador
Hanes de Honduras S. de R.L. de C.V.	Honduras
Hanes Dominican, Inc.	Cayman Islands
Hanes Panama Ltd.	Panama
Hanes Brands Incorporated de Costa Rica, S.A.	Costa Rica
Hanesbrands Argentina S.A.	Argentina
Hanesbrands Brasil Textil Ltda.	Brazil
Hanesbrands Dominicana, Inc.	Cayman Islands
Hanesbrands Philippines Inc.	Philippines
Hanesbrands (HK) Limited	Hong Kong
HBI Alpha Holdings, Inc.	Cayman Islands
HBI Beta Holdings, Inc.	Cayman Islands
HBI Compania de Servicios, S.A. de C.V.	El Salvador
HBI Servicios Administrativos de Costa Rica, S.A.	Costa Rica
HBI Socks de Honduras, S. de R.L. de C.V.	Honduras
HBI Sourcing Asia Limited	Hong Kong
HBI Sourcing Thailand	Thailand
Indumentaria Andina S.A.	Argentina
Industria Textileras del Este, S. de R.L.	Costa Rica
Industrias Internacionales de San Pedro S. de R.L. de C.V.	Mexico
J.E. Morgan de Honduras, S.A.	Honduras

Jasper Honduras, S.A.	Honduras
Jogbra Honduras, S.A.	Honduras
Madero Internacional S. de R.L. de C.V.	Mexico
Manufacturera Ceibena S. de R.L.	Honduras
Manufacturera Comalapa S.A. de C.V.	El Salvador
Manufacturera de Cartago, S.R.L.	Costa Rica
Manufacturera San Pedro Sula, S. de R.L.	Honduras
Monclova Internacional S. de R.L. de C.V.	Mexico
Printables Poland	Poland
PT SL Sourcing Indonesia (to be named PT HBI Sourcing Indonesia)	Indonesia
PTX (D.R.), Inc.	Cayman Islands
Rinplay S. de R.L. de C.V.	Mexico
Santiago Internacional Textil Limitada (in liquidation)	Chile
Sara Lee Apparel India Private Limited (to be renamed Hanesbrands India Private Limited)	India
Sara Lee Apparel International (Shanghai) Co. Ltd. (to be renamed Hanesbrands International (Shanghai) Co. Ltd.)	China
Sara Lee of Canada NSULC (to be renamed Hanesbrands Canada NSULC)	Canada
Sara Lee Intimates, S. de R.L. (to be renamed Confecciones del Valle, S. de R.L. de C.V.)	Honduras
Sara Lee Japan Ltd. (to be renamed Hanesbrands Japan Ltd.)	Japan
Sara Lee Knit Products Mexico S.A. de C.V. (to be renamed Inmobilaria Rinplay S. de R.L. de C.V.)	Mexico
Sara Lee Moda Femenina, S.A. de C.V. (to be renamed Servicios Rinplay, S. de R.L de C.V.)	Mexico
Sara Lee Printables GmbH (to be renamed HBI Europe GmbH)	Germany
Servicios de Soporte Intimate Apparel, S de RL	Costa Rica
SL Sourcing Private Ltd. (to be renamed HBI Sourcing India Private Ltd.)	India
SN Fibers	Israel
Socks Dominicana S.A.	Dominican Republic
Texlee El Salvador, S.A. de C.V.	El Salvador
The Harwood Honduras Companies, S. de R.L.	Honduras
TOS Dominicana, Inc.	Cayman Islands

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